UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2007

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2007, the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association) elected Louis J. Freeh to join the Board. Mr. Freeh will serve on the Board's Compensation Committee and Compliance Committee.

Mr. Freeh, 57, is President of Freeh Group International, LLC, a practice of former federal judges and former senior FBI leaders who provide legal, governance, investigative, litigation, and risk management services. He previously served as General Counsel, Corporate Secretary and Ethics Officer at MBNA Corporation, as well as Vice Chairman of MBNA America Bank N.A., from 2001 to January 2006. Mr. Freeh served as the Director of the FBI from 1993 to 2001 and as United States District Judge, Southern District of New York from 1991 to 1993.

Mr. Freeh will receive compensation in accordance with Fannie Mae's compensation arrangements for non-management directors, which are described under the heading "Director Compensation Information" in Item 11 of Fannie Mae's Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on May 2, 2007. In accordance with Fannie Mae’s customary practice, Fannie Mae is entering into an indemnification agreement with Mr. Freeh, the form of which was filed as Exhibit 10.7 to Fannie Mae’s Form 10 filed with the Securities and Exchange Commission on March 31, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

May 25, 2007	By:	/s/ Scott Lesmes

Name: Scott Lesmes
Title: Senior Vice President and Deputy General Counsel